UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report: June 3, 2014
(Date of earliest event reported)
TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Private Placement of 5.250% Senior Notes due 2022
On June 3, 2014, Triumph Group, Inc. (the “Company”) completed its previously announced offering of $300 million aggregate principal amount of 5.250% Senior Notes due 2022 (the “Notes”). The Notes were issued pursuant to an indenture dated as of June 3, 2014 (the “Indenture”) among the Company, the Notes Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.
Terms of 5.250% Senior Notes due 2022
Interest on the Notes accrues at the rate of 5.250% per annum and is payable semi-annually in cash in arrears on June 1 and December 1 of each year, commencing on December 1, 2014.
The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness.
The Notes are guaranteed on a full, joint and several basis by each of the Company’s existing and future domestic restricted subsidiaries that is a borrower under any of the Company’s credit facilities or that guarantees any of the Company’s debt or that of any of its restricted subsidiaries, in each case incurred under the Company’s credit facilities (collectively, the “Notes Guarantors”).
The Company may redeem some or all of the Notes prior to June 1, 2017 by paying a “make-whole” premium. The Company may redeem some or all of the Notes on or after June 1, 2017 at specified redemption prices. In addition, prior to June 1, 2017, the Company may redeem up to 35% of Notes with the net proceeds of certain equity offerings.
The Company is obligated to offer to repurchase the Notes at a price of (a) 101% of their principal amount plus accrued and unpaid interest, if any, as a result of certain change of control events and (b) 100% of their principal amount plus accrued and unpaid interest, if any, in the event of certain asset sales. These restrictions and prohibitions are subject to certain qualifications and exceptions.
The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to: (i) grant liens on its assets; (ii) make dividend payments, other distributions or other restricted payments; (iii) incur restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments; (iv) enter into sale and leaseback transactions; (v) merge, consolidate, transfer or dispose of substantially all of their assets; (vi) incur additional indebtedness; (vii) make investments; (viii) sell assets, including capital stock of subsidiaries; (ix) use the proceeds from sales of assets, including capital stock of restricted subsidiaries; and (x) enter into transactions with affiliates. In addition, the Indenture requires, among other things, the Company to provide financial and current reports to holders of the Notes or file such reports electronically with the U.S. Securities and Exchange Commission (the “SEC”). These covenants are subject to a number of exceptions, limitations and qualifications set forth in the Indenture, as well as suspension period in certain circumstances.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2 hereto, respectively, and each is incorporated by reference herein.
Registration Rights Agreement
In connection with the issuance of the Notes, the Company and the Notes Guarantors entered into a registration rights agreement on June 3, 2014 with the initial purchasers of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an exchange offer registration statement to exchange the Notes for substantially identical notes registered under the Securities Act unless the exchange offer is not permitted by applicable law or the policy of the SEC. The Company has also agreed to file a shelf registration statement to cover resales of notes under certain circumstances. The Company has agreed to file the exchange offer registration statement with the SEC within 180 days of the issue date of the Notes and use reasonable best efforts to have the exchange offer registration statement declared effective within 270 days of the issue date and to complete the exchange offer with respect to the Notes within 30 days of effectiveness. In addition, the Company agreed to file the shelf registration statement on or prior to 90 days after a filing obligation arises and to use reasonable best efforts to cause such shelf registration statement to be declared effective by the SEC on or prior to 180 days after such obligation arises. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes under certain circumstances.
The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual terms of the agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.3 hereto and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The foregoing terms and conditions of the Notes, the Indenture and the Registration Rights Agreement described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference in this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

4.1	Indenture, dated as of June 3, 2014, between Triumph Group, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 5.250% Senior Notes due 2022 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 3, 2014, between Triumph Group, Inc. and the parties named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 5, 2014	TRIUMPH GROUP, INC.

		By:	/s/ JOHN B. WRIGHT, II
John B. Wright, II
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

(d) Exhibits

4.1	Indenture, dated as of June 3, 2014, between Triumph Group, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 5.250% Senior Notes due 2022 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3	Registration Rights Agreement, dated June 3, 2014, between Triumph Group, Inc. and the parties named therein.

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